UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2006

SmarTire Systems Inc.
(Exact name of registration as specified in its charter)

Yukon Territory, Canada	0-29248	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

#150 - 13151 Vanier Place Richmond, British Columbia, Canada	V6V 2J1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 276-9884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 7, 2006, we closed on a $1.2 million securities purchase agreement with TAIB Bank, B.S.C. and Certain Wealth, Ltd. In accordance with the securities purchase agreement, we issued, pursuant to Rule 506 of Regulation D under the Securities Act, for an aggregate purchase price of $1.2 million,

(i)	a 10% convertible debenture due October 31, 2008, with a principal balance of $1.0 million, to TAIB Bank, B.S.C. and

(ii)	a 10% convertible debenture due October 31, 2008, with a principal balance of $0.2 million, to Certain Wealth, Ltd.

Interest will accrue on the outstanding principal balance at an annual rate equal to ten percent (10%). Interest will be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest hereunder shall be paid on October 31, 2008 (or sooner as provided in the convertible debentures) in cash or shares of our common stock (valued at the closing bid price on the trading day immediately prior to the date paid) at our option.

The convertible debentures are convertible, in whole or in part, into shares of our common stock at the then effective conversion price. The conversion price in effect on any conversion date shall be equal to the lesser of

(b)	$0.0573 or;

(b)	eighty percent (80%) of the lowest volume weighted average price of our common stock during the thirty (30) trading days immediately preceding the conversion date as quoted by Bloomberg, LP.

The convertible debentures contain a contractual restriction on beneficial share ownership. They provide that the holders may not convert the convertible debentures, or receive shares of our common stock as payment of interest, to the extent that the conversion or the receipt of the interest payment would result in such holder, together with its respective affiliates, beneficially owning in excess of 4.99% of our then issued and outstanding shares of common stock. Such limitation may be waived by a holder upon not less than 65 days’ notice to us.

We have agreed to pay to TAIB Securities, Inc., a cash fee of $120,000 and a cash structuring fee of $10,000, in connection with the securities purchase agreement out of the aggregate purchase price paid for the convertible debentures.

An event of default will occur under the convertible debentures if any of the following occurs:

•	Any default (not waived by the holder) in the payment of the principal of, interest on or other charges in respect of the convertible debentures;

•	We or any of our subsidiaries become bankrupt or insolvent;

•	We or any of our subsidiaries default in any of its obligations under any other indebtedness in an amount exceeding $100,000;

•
Our common stock ceases to be quoted for trading or listed for trading on any of the Nasdaq OTC Bulletin Board, the New York Stock Exchange, American Stock Exchange, the NASDAQ Capital Market or the NASDAQ National Market) and is not again quoted or listed for trading on any primary market within 5 trading days of such delisting;

•	We or any subsidiary experiences a change of control;

•
We fail to use our best efforts to file a registration statement with the Securities and Exchange Commission on or before November 30, 2006 or such registration statement is not declared effective by the SEC on or before January 29, 2007 as the direct result of our failure to use our best efforts;

•
If the effectiveness of the registration statement lapses for any reason or the holders of the 10% convertible debentures are not permitted to resell the underlying shares of common stock, in either case, for more than five trading days or an aggregate of eight trading days;

•
We fail to deliver common stock certificates to a holder prior to the fifth trading day after a conversion date or we fail to provide notice to a holder of our intention not to comply with requests for conversions of the convertible debentures;

•	We fail to deliver the payment in cash pursuant to a “buy-in” within three days after notice is claimed delivered; or

•
We fail to observe or perform any other material covenant or agreement contained in or otherwise materially breach or default under any other provision of the convertible debentures which is not cured within the applicable cure periods.

Upon an event of default, the full principal amount of the convertible debentures, together with accrued and unpaid interest will become, at the holder’s election, immediately due and payable in cash or, at the election of the holder, shares of our common stock. Furthermore, in addition to any other remedies, the holder will have the right to convert the convertible debenture at any time after an event of default or the maturity date at the then effective conversion price. If an event of default occurs, we may be unable to immediately repay the amount owed, and any repayment may leave us with little or no working capital in our business.

In the event of any issuances of shares of common stock or rights, options, warrants or securities convertible or exercisable into common stock at a price per share of common stock less than the conversion price of the convertible debentures, the conversion price of such convertible debentures will be reduced to the lower purchase price. In addition, the conversion price of the convertible debentures will be subject to adjustment in connection with any subdivision, stock split, combination of shares or recapitalization. No adjustment will be made as a result of issuances (or deemed issuances) of securities or interests upon the conversion, exchange or exercise of any right, option, warrant obligation or security outstanding immediately prior to the date of execution of the security purchase agreement and exercises of options to purchase shares of common stock issued for compensatory purposes pursuant to any of our stock option or stock purchase plans.

In connection with the execution of the securities purchase agreement, on October 31, 2006, we entered into a registration rights agreement with TAIB Bank and Certain Wealth pursuant to which we agreed to prepare and file, no later than 30 days after the date of the registration rights agreement, with the Securities and Exchange Commission a registration statement on Form S-1 or SB-2 (or, if we are then eligible, on Form S-3) under the Securities Act of 1933, as amended, for the resale by such investors of 150,000,000 shares of our common stock to be issued upon conversion of the convertible debentures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

A copy of the press release issued November 7, 2006 announcing this financing is attached to this Form 8-K as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit Number  Description

99.1    Press release issued November 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SMARTIRE SYSTEMS INC.

Date: November 7, 2006                     By: /s/ Jeff Finkelstein
Jeff Finkelstein
Chief Financial Officer